As filed with the Securities and Exchange Commission on December 7, 1999

                                                Registration No. 333-__________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                        IMAGING TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                      33-0021693
  (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                     Identification No.)

       15175 Innovation Drive
        San Diego, California                              92128-3401
(Address of Principal Executive Offices)                   (Zip Code)

                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                             Brian Bonar, President
                        Imaging Technologies Corporation
                             15175 Innovation Drive
                        San Diego, California 92128-3401
                     (Name and address of agent for service)

                                 (619) 613-1300
          (Telephone number, including area code, of agent for service)

                                 with a copy to:
                              Martin Eric Weisberg
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6050

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------

                                                             PROPOSED            PROPOSED
TITLE OF                                                     MAXIMUM             MAXIMUM
EACH CLASS                              AMOUNT OF            OFFERING            AGGREGATE         AMOUNT OF
OF SECURITIES                           SHARES TO BE         PRICE PER           OFFERING          REGISTRATION
TO BE REGISTERED                        REGISTERED(1)        SHARE (2)           PRICE  (2)        FEE (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.005
per share                                 283,750            $0.344              $97,610           $  25.77
                                          247,500            $0.156              $38,610           $  10.20
                                          222,500            $0.140              $31,150           $   8.23
                                          203,750            $0.156              $31,785           $   8.40
                                          542,500            $0.625             $339,063           $  89.52
--------------------------------------------------------------------------------------------------------------------
                     Total              1,500,000                                                  $ 142.12
--------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1998 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rules 457(h): (i) with respect to outstanding options to purchase 283,750 shares under the 1998 Stock Option Plan (the "Plan"), the exercise price thereof of $0.344 per share; (ii) with respect to outstanding options to purchase 247,500 shares under the Plan, the exercise price thereof of $0.156 per share; (iii) with respect to outstanding options to purchase 222,500 shares under the Plan, the exercise price thereof of $0.140 per share; (iv) with respect to outstanding options to purchase 203,750 shares under the Plan, the exercise price thereof of $0.156 per share; and (v) with respect to 542,500 non-outstanding options which are subject to future grant under the Plan, the average of the bid and asked prices per share of the registrant's Common Stock on the Nasdaq SmallCap Market on December 2, 1999.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed by the Company with the Securities and Exchange Commission (File No. 0-12641) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

          (a) The registrant's annual reports on Form 10-K for the fiscal years ended June 30, 1998 and June 30, 1999;

          (b) The registrant's definitive proxy statement on Schedule 14A for the annual meeting of stockholders held on May 27, 1999;

          (c) The registrant's quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 1998, December 31, 1998, March 31, 1999 and September 30, 1999;

          (d) The registrant's current reports on Form 8-K filed on February 26, 1999 and August 20, 1999; and

          (e) The description of the registrant's common stock contained in the registrant's Registration Statement on Form 8-A filed on July 6, 1984 under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

          Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

          This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

          We  maintain  a  directors  and  officers  liability  policy  with TIG
Insurance that contains an aggregate limit of liability of $3,000,000. Furthermore, we maintain an excess directors and officers liability policy with Philadelphia Insurance Company for liability in excess of $3,000,000 that contains an aggregate limit of liability of $3,000,000 and also an excess directors and officers liability policy with Fireman's Fund for liability in excess of $4,000,000 that contains an aggregate limit of $6,000,000 and Royal Indemnity Insurance for $5,000,000 in excess of $10,000,000. All of these policies expire on October 1, 2000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
NUMBER    DESCRIPTION
-----     -----------

4(a) Certificate of Incorporation of the Company, as amended, and currently in effect. Incorporated by reference to Exhibit 3(a) to the Company's 1988 Form 10-K.

4(b)      By-Laws  of  the  Company,  as  amended,   and  currently  in  effect.
          Incorporated by reference to Exhibit 3(b) to the Company's 1987 Form 10-K.

5* Opinion of Parker Chapin Flattau & Klimpl, LLP as to the legality of the Common Stock being offered and consent.

23(a)*    Consent of Boros & Farrington APC.

23(b)*    Consent of Parker  Chapin  Flattau & Klimpl,  LLP (included in Exhibit
          5).

24+       Powers  of  Attorney  of  directors   and  certain   officers  of  the
          registrant.

99(a) Registrant's 1998 Stock Option Plan, as amended. Incorporated by reference to Exhibit B to the Company's proxy statement on Schedule 14A dated May 27, 1999 (File No. 0-12641).

99(b)*    Form of Incentive  Stock Option  Contract  under the 1998 Stock Option
          Plan.

99(c)* Form of Non-Qualified Stock Option Contract under the 1998 Stock Option Plan.
--------------
*  Filed herewith.
+ Filed as part of the signature page of the original filing of this Registration Statement.

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 1st day of December, 1999.

                        IMAGING TECHNOLOGIES CORPORATION


                           By: /S/ Brain Bonar
                              -------------------------------------------------
                              Name:  Brian Bonar
                              Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Bonar with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 1st day of December, 1999.

               SIGNATURE                            TITLE
               ---------                            -----

/s/  HARRY J. SAAL                          Chairman of the Board
--------------------------
     Harry J. Saal

/s/  BRIAN BONAR                            President, Chief Executive Officer
--------------------------                  and Director and (acting) Chief
     Brian Bonar                            Financial Officer and Chief
                                            Accounting Officer

/s/   A. L. DUBROW                          Director
--------------------------
      A. L. Dubrow

/s/   DAVID M. CARVER                       Director
--------------------------
      David M. Carver

                                  EXHIBIT INDEX

Exhibit
NUMBER                            DESCRIPTION
------                            -----------

4(a) Certificate of Incorporation of the Company, as amended, and currently in effect. Incorporated by reference to Exhibit 3(a) to the Company's 1988 Form 10-K.

4(b)      By-Laws  of  the  Company,  as  amended,   and  currently  in  effect.
          Incorporated by reference to Exhibit 3(b) to the Company's 1987 Form 10-K.

5* Opinion of Parker Chapin Flattau & Klimpl, LLP as to the legality of the Common Stock being offered and consent.

23(a)*    Consent of Boros & Farrington APC.

23(b)*    Consent of Parker  Chapin  Flattau & Klimpl,  LLP (included in Exhibit
          5).

24+       Powers  of  Attorney  of  directors   and  certain   officers  of  the
          registrant.

99(a) Registrant's 1998 Stock Option Plan, as amended. Incorporated by reference to Exhibit B to the Company's proxy statement on Schedule 14A dated May 27, 1999 (File No. 0-12641).

99(b)*    Form of Incentive  Stock Option  Contract  under the 1998 Stock Option
          Plan.

99(c)* Form of Non-Qualified Stock Option Contract under the 1998 Stock Option Plan.

--------------
*  Filed herewith.
+ Filed as part of the signature page of the original filing of this Registration Statement.